                         CATALINA MARKETING CORPORATION

                           DEFERRED COMPENSATION PLAN



                             EFFECTIVE JULY 1, 1996

                               TABLE OF CONTENTS
                               -----------------
                                                    Page
                                                    ----
ARTICLE I    Definitions............................. 3

        1.1  "Account or Accounts"................... 3
        1.2  "Annual Meeting"........................ 3
        1.3  "Annual Meeting Year"................... 3
        1.4  "Beneficiary"........................... 3
        1.5  "Beneficiary Designation Form".......... 4
        1.6  "Board"................................. 4
        1.7  "Bonus"................................. 4
        1.8  "Cause"................................. 4
        1.9  "Change in Control"..................... 4
        1.10 "Claimant".............................. 5
        1.11 "Code".................................. 5
        1.12 "Common Stock".......................... 5
        1.13 "Committee"............................. 5
        1.14 "Company"............................... 5
        1.15 "Deferral".............................. 5
        1.16 "Director".............................. 6
        1.17 "Director Fees"......................... 6
        1.18 "Disability"............................ 6
        1.19 "Dividend".............................. 6
        1.20 "Earnings".............................. 6
        1.21 "Effective Date"........................ 6
        1.22 "Election Form"......................... 6
        1.23 "Employee".............................. 7
        1.24 "ERISA"................................. 7
        1.25 "Exchange Act".......................... 7
        1.26 "Fair Market Value"..................... 7
        1.27 "Non-Qualified Stock Option"............ 7
        1.28 "Normal Retirement Date"................ 7
        1.29 "Option Profit"......................... 7
        1.30 "Participant"........................... 7
        1.31 "Plan".................................. 8
        1.32 "Plan Administrator".................... 8
        1.33 "Plan Agreement"........................ 8
        1.34 "Plan Rules"............................ 8
        1.35 "Plan Year"............................. 8
        1.36 "Related Employer"...................... 8
        1.37 "Rule 16b-3"............................ 8
        1.38 "Salary"................................ 8
        1.39 "Stock Grants".......................... 8
        1.40 "Stock Units"........................... 9
        1.41 "Termination of Employment"............. 9
        1.42 "Trust"................................. 9

                                                        Page
                                                        ----

        1.43    "Unforeseeable Financial Emergency".....   9
        1.44    "Valuation Date"........................   9
        1.45    "Vested"................................   9
        1.46    "Year of Service".......................   9

ARTICLE II      Eligibility and Participation...........   9

        2.1     Selection...............................   9
        2.2     Participation...........................  10

ARTICLE III     Deferral Elections......................  10

        3.1     Cash Deferral Amount....................  10
        3.2     Elections to Defer Cash.................  10
        3.3     Stock Grants Deferrals..................  11
        3.4     Stock Grants Elections..................  11
        3.5     Option Profit Deferrals.................  11
        3.6     Option Profit Elections.................  11
        3.7     Withholding of Deferral Amounts.........  11
        3.8     Irrevocable Elections...................  12
        3.9     Unforeseeable Financial Emergency.......  12
        3.10    Election Forms..........................  12

ARTICLE IV      Common Stock Account....................  12

        4.1     Deferral Amounts........................  12
        4.2     Credited Amounts........................  12
        4.3     Irrevocable Choice......................  13
        4.4     Elections by Certain Officers
                and Directors...........................  13

ARTICLE V       Company Matching Contributions..........  13

        5.1     Matching Contributions..................  13
        5.2     Discretionary Contributions.............  14
        5.3     Limitations.............................  14

ARTICLE VI      Participant Accounts and Investment of
                Deferred Amounts........................  14

        6.1     Deferred Compensation Account...........  14
        6.2     Common Stock Account....................  14
        6.3     Matching Contribution Account...........  15
        6.4     Discretionary Contribution Account......  15
        6.5     Earnings................................  15
        6.6     Investment..............................  15
        6.7     Valuation of Accounts...................  16

                                                       Page
                                                       ----

        6.8     Statement of Accounts..................  16

ARTICLE VII     In Service Distributions...............  17

        7.1     Distributions for Unforeseeable
                Financial Emergencies................... 17
        7.2     Withdrawal Election..................... 17

ARTICLE VIII    Loans................................... 16

        8.1     Loans to Participants................... 16

ARTICLE IX      Distributions Following Termination of
                Employment.............................. 19

        9.1     Distribution............................ 19
        9.2     Elections............................... 19
        9.3     Time for Payment........................ 19
        9.4     Small Payments.......................... 19
        9.5     Cashout of Installment Payments......... 20
        9.6     Form of Payment......................... 20
        9.7     Restrictions on Common Stock............ 20

ARTICLE X       Distributions Following Death........... 20

        10.1    Death While Employed by Employer Group.. 20
        10.2    Death After Termination of Employment... 21
        10.3    Lump Sum Election....................... 21
        10.4    Form of Payment......................... 21
        10.5    Restrictions on Common Stock............ 21

ARTICLE XI      Beneficiary Designation................. 22

        11.1    Beneficiary............................. 22
        11.2    Beneficiary Designation; Change;
                Spousal Consent......................... 22
        11.3    No Beneficiary Designation.............. 22
        11.4    Doubt as to Beneficiary................. 22

ARTICLE XII     Vesting................................. 23

        12.1    Vesting Schedules....................... 23
        12.2    Deferred Compensation Account........... 23
        12.3    Vesting Schedule for Pre-January
                1, 1997 Additions to the
                Matching Contribution and

                                                                Page
                                                                ----
              Discretionary Contribution Accounts..............  23
        12.4 Vesting Schedule for Additions to the Matching Contribution and Discretionary Contribution
              Accounts on or after January 1, 1997.............  23
        12.5  Accelerated Vesting..............................  23
        12.6  Forfeitures Upon Termination of Employment.......  24

ARTICLE XIII  Administration...................................  24

        13.1  Plan Administrator...............................  24
        13.2  Committee........................................  25
        13.3  Plan Administrator's Authority...................  25

ARTICLE XIV   Amendment and Termination........................  25

        14.1  Amendments.......................................  25
        14.2  Termination of Plan..............................  25
        14.3  Following a Change in Control....................  26

ARTICLE XV    Claims Procedures................................  26

        15.1  Presentation of Claim............................  26
        15.2  Notification of Decision.........................  26
        15.3  Review of a Denied Claim.........................  27
        15.4  Arbitration......................................  27
        15.5  Legal Action.....................................  28
        15.6  Following a Change in Control....................  28

ARTICLE XVI   Trust............................................  28

        16.1  Establishment of Trust...........................  28
        16.2  Interrelationship of the Plan and the Trust......  28

ARTICLE XVII  Miscellaneous....................................  28

        17.1  Unsecured General Creditor/Unfunded Plan.........  28
        17.2  Payments to Minors and Incompetents..............  29
        17.3  Plan Not a Contract of Employment................  29
        17.4  No Interest In Assets............................  29
        17.5  Recordkeeping....................................  29
        17.6  Notice...........................................  29

                                                                     Page
                                                                     ----
        17.7  Successors............................................  30
        17.8  Spouse's Interest.....................................  30
        17.9  Taxes and Withholding.................................  30
        17.10 Legal Fees to Enforce Rights After Change in Control..  30
        17.11 Court Order...........................................  31
        17.12 Furnishing Information................................  31
        17.13 Non-Alienation of Benefits............................  31
        17.14 Governing Law.........................................  31
        17.15 Section 16............................................  31
        17.16 Liability Limited.....................................  32

                         CATALINA MARKETING CORPORATION
                           DEFERRED COMPENSATION PLAN

                             EFFECTIVE JULY 1, 1996



                                    PURPOSE

          Catalina Marketing Corporation (the "Company") hereby amends and restates the Catalina Marketing Corporation Deferred Compensation Plan (the "Plan") effective as of July 1, 1996. The Plan was originally effective as of January 1, 1992. The Plan has been established for the benefit of a select group of management personnel and directors to ensure that the overall effectiveness of the Company's and its Related Employers' compensation program will attract, retain and motivate qualified individuals. The Plan is intended to provide certain key employees and directors who substantially contribute to the success of the Company and its Related Employers the opportunity to defer the receipt of compensation.

          The Plan is a non-qualified deferred compensation plan and is designed to permit select employees and directors of the Company to defer a portion of their compensation to provide retirement, death and disability benefits. The Company intends to match participants' contributions.

          The Company intends to make contributions to the Catalina Marketing Corporation Deferred Compensation Trust (the "Trust") in amounts necessary to fund the benefits provided in the Plan. The assets of the Trust shall be general assets of the Company and shall be subject to the claims of the general creditors of the Company.

          While the Company intends to continue the Plan, it reserves the right to terminate the Plan, in whole or in part, at any time. Benefits under the Plan shall at all times be subject to the claims of the Company's general creditors. Therefore, neither participation in the Plan nor eligibility therefore shall entitle any employee or director to have the Plan or any of its provisions continued for his or her benefit in the future.

          The Plan systematically operates to defer the income of employees and directors for periods extending to termination of employment or beyond, and therefore, is subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA"). Accordingly, federal law shall govern this Plan. However, the Plan is not intended to qualify under Section 401(a) of the Internal Revenue Code and similar provisions of state law. Finally, the Plan is unfunded and is maintained by the Company primarily for the purpose of providing deferred compensation for a select group of management or highly compensated employees, and therefore, is exempt from the participation, vesting, funding and fiduciary responsibility requirements of parts 2, 3 and 4 of Title I of ERISA.


                                   ARTICLE I
                                   ---------

                                  DEFINITIONS
                                  -----------

          For purposes hereof, unless otherwise clearly apparent from the context, the following phrases or terms shall have the following indicated meanings:

          1.1 "ACCOUNT OR ACCOUNTS" shall mean, with respect to a Participant other than a Director, the (i) the Deferred Compensation Account, (ii) Common Stock Account, (iii) Matching Contribution Account and (iv) Discretionary Contribution Account established pursuant to Article VI and, with respect to a Participant who is a Director, the (i) Deferred Compensation Account and (ii) Common Stock Account. These Accounts shall be bookkeeping entries only and shall be utilized solely as a device for the measurement and determination of the amounts to be paid to a Participant pursuant to this Plan. The Deferred Compensation and Common Stock Accounts shall be fully vested at all times and the Matching Contribution Account and the Discretionary Contribution Account shall vest in accordance with Article XII.

          1.2 "ANNUAL MEETING" shall mean the annual meeting of the Company's stockholders.

          1.3 "ANNUAL MEETING YEAR" shall mean the one year period beginning on the date of an Annual Meeting.

          1.4 "BENEFICIARY" shall mean one or more persons, trusts, estates or other entities, designated in accordance with Article XI to receive benefits under this Plan upon the death of a Participant.

          1.5 "BENEFICIARY DESIGNATION FORM" shall mean the form established from time to time by the Plan Administrator that a Participant completes, signs and returns to the Plan Administrator to designate one or more Beneficiaries, which shall be substantially in the form set forth in Exhibit "A".

          1.6    "BOARD" shall mean the Board of Directors of the Company.

          1.7 "BONUS" shall mean bonuses and commissions paid in the calendar year in question to a Participant for employment services rendered to the Company, before reduction for compensation contributed to or deferred under any Company benefit plan.

          1.8 "CAUSE" shall mean the following (i) the Participant's refusal to follow written, lawful directions or his or her material failure to perform his or her duties, in either case, after the Participant has been given notice and a reasonable opportunity to cure his or her default; (ii) the Participant's material failure to comply with Company policies, such as those set forth in the Catalina Marketing Corporation Handbook, as amended from time to time, and any confidentiality agreement executed by the Participant and the Company; or (iii) the Participant's engaging in conduct which is or may be unlawful or disreputable, to the possible detriment of the Company, any of its affiliates, or the Participant's own reputation.

          1.9 "CHANGE IN CONTROL" shall mean a change in control of the Company, which shall be deemed to have occurred if the conditions set forth in any one of the following four paragraphs shall have been satisfied:

               (i) any corporation, person, other entity or group, (other than the trustee of any qualified retirement plan maintained by the Company) becomes the "beneficial owner" (as defined in Rule 13(d)-3 of the Exchange
     Act), directly or indirectly, of securities representing twenty five percent (25%) or more of the combined voting power of the Company's then outstanding securities; or

               (ii) during any period of twenty-four consecutive months, individuals who at the beginning of such consecutive twenty-four month period constitute the Board cease for any reason (other than retirement upon reaching normal retirement age, disability or death) to constitute at least a majority thereof, unless the election or the nomination for election by the Company's shareholders of each new director was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of such twenty-four month period;

               (iii) the shareholders of the Company approve a merger or consolidation of the Company with any other corporation, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least 80% of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation, or the shareholders of the Company approve a plan or complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all the Company's assets;

               (iv) there shall occur a transaction or series of transactions which the Board shall determine to have the effect of a Change in Control.

          1.10 "CLAIMANT" shall have the meaning set forth in Section 15.1, below.

          1.11 "CODE" shall mean the Internal Revenue Code of 1986, as amended from time to time.

          1.12 "COMMON STOCK" shall mean the Common Stock, par value $0.01 of the Company or any security of the Company issued in substitution, exchange or lieu thereof.

          1.13 "COMMITTEE" shall mean the administrative committee appointed to manage and administer the Plan in accordance with the provisions of Article XIII.

          1.14 "COMPANY" shall mean Catalina Marketing Corporation and its successors.

          1.15 "DEFERRAL" shall mean the Salary, Bonus and Director Fees that a Participant defers in accordance with Article III for the deferral period in question.

          1.16   "DIRECTOR" shall mean a member of the Board.

          1.17 "DIRECTOR FEES" shall mean cash meeting fees paid to Directors for services to the Company.

          1.18 "DISABILITY" shall mean a period of disability that commences while a Participant is employed by the Company or a Related Employer and during which the Participant qualifies for benefits under a long-term disability plan of the Company or the Related Employer, or, if the Participant does not participate in such a plan, a period of disability during which the Participant would have qualified for benefits under such a plan, as determined in the sole discretion of the Plan Administrator, had the Participant been a participant in such a plan. A Disability shall be deemed to have occurred on the date on which it is determined that the Participant qualifies (or would have qualified) for such benefits. The significance under this Plan of a Participant suffering a Disability is that the Participant (i) shall be deemed to have had a Termination of Employment, which shall cause his or her Account to be distributed pursuant to Article IX and (ii) the Participant's Account shall become fully Vested pursuant to Article XII.

          1.19 "DIVIDEND" shall mean a dividend declared and paid by the Company on the Common Stock.

          1.20 "EARNINGS" shall mean the amount credited to a Participant's Account based on the earnings attained by the Trustee on the investment of the amounts held by the Trust, and any amount credited to the Common Stock Account pursuant to Section 6.2 which is attributable to a Dividend. Until distributed to the Participant, Earnings are solely the property of the Company and shall be subject to the rights of the Company's general creditors.

          1.21 "EFFECTIVE DATE" of the Plan shall mean, as amended and restated, July 1, 1996, and with respect to Article IV and Sections 3.3, 3.4,
3.5 and 3.6, July 1, 1996 subject to approval by the Company's shareholders at the 1996 Annual Meeting.

          1.22 "ELECTION FORM" shall mean the form established from time to time by the Plan Administrator that a Participant completes, signs and returns to the Plan Administrator to make a deferral election under the Plan, which shall be substantially in the form of the Agreement set forth in Exhibit "B" for an Employee and Exhibit "C" for a Director.

          1.23 "EMPLOYEE" shall mean an individual who renders services to the Company or a Related Employer as a common law employee (I.E., a person whose
                                                        ----
wages from the Company are subject to federal income tax withholding).

          1.24 "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

          1.25 "EXCHANGE ACT" shall mean the Securities Exchange Act of 1934, as amended and in effect from time to time, or any successor statute.

          1.26 "FAIR MARKET VALUE" shall mean the closing price on the New York Stock Exchange - Composite Tape of the Common Stock on the date(s) in question, or, if the Common Stock shall not have been traded on any such date(s), the closing price on the New York Stock Exchange - Composite Tape on the first day prior thereto on which the Common Stock was so traded or if the Common Stock is not traded on the New York Stock Exchange, such other amount as may be determined by the Committee by any fair and reasonable means. Fair Market Value determined by the Committee in good faith shall be final, binding and conclusive on all parties.

          1.27 "NON-QUALIFIED STOCK OPTION" shall mean an award to purchase shares of Common Stock that is not an incentive stock option under Section 422 of the Code and is granted pursuant to the provisions of any of the Company's stock option plans which grant the optionee the ability to elect to defer the Spread under this Plan.

          1.28 "NORMAL RETIREMENT DATE" shall mean the date a Participant attains age 65.

          1.29 "OPTION PROFIT" shall mean the amount (not less than zero) by which the Fair Market Value of a share of Common Stock subject to the Non-Qualified Stock Option on the date of the Participant's exercise of the Non-Qualified Stock Option exceeds the exercise price of a Non-Qualified Stock Option.

          1.30 "PARTICIPANT" shall mean any Employee or Director who is covered by this Plan as provided in Article II.

          1.31 "PLAN" shall mean the Catalina Marketing Corporation Deferred Compensation Plan hereby created and as it may be amended form time to time.

          1.32 "PLAN ADMINISTRATOR" shall mean the Committee or Plan Administrator, if appointed pursuant to Section 13.2.

          1.33 "PLAN AGREEMENT" shall mean a written agreement, as amended from time to time, which is entered into by and between the Company and a Participant, which shall be substantially in the form of the Agreement set forth in Exhibit "D". Each such Agreement incorporates the Plan by reference and each such Agreement is hereby incorporated into the Plan by reference with respect to the Participant who is a party thereto.

          1.34 "PLAN RULES" shall mean rules adopted by the Company in accordance with Section 13.1(g) for the administration, interpretation or application of the Plan. See Exhibit "E" for details on Plan Rules.

          1.35   "PLAN YEAR" shall mean the 12-month period ending on December
31.

          1.36 "RELATED EMPLOYER" shall mean an affiliate (and its successors) of the Company, related to the Company in the manner described in Sections 414(b) or (c) of the Code, that the Plan Administrator in its sole discretion allows to participate in the Plan.

          1.37 "RULE 16B-3" shall mean Rule 16b-3 of the General Rules and Regulations of the Exchange Act (or any successor rule or regulation).

          1.38 "SALARY" shall mean base salary paid in the calendar year in question to a Participant for services rendered to the Company, before reduction for compensation contributed to or deferred under any Company benefit plan. In no event shall severance benefits of any type be taken into account in computing a Participant's Salary.

          1.39 "STOCK GRANTS" shall mean an award of Common Stock granted to a Director pursuant to the 1992 Director Stock Grant Plan or any successor plan that allows the Director to elect to defer the receipt of the stock grant under this Plan.

          1.40 "STOCK UNITS" shall mean units in the Plan each of which represent a share of Common Stock.

          1.41 "TERMINATION OF EMPLOYMENT" shall mean a Participant's cessation of employment or service with the Company or a Related Employer voluntarily or involuntarily, for any reason other than death.

          1.42 "TRUST" shall mean the one (1) or more grantor, or "rabbi", trusts, within the meaning of Code Section 671 that may be established between the Company and the trustee (or trustees) named therein. Despite the existence of such a trust, this Plan is technically an unfunded plan for tax purposes and for purposes of Title I of ERISA.

          1.43 "UNFORESEEABLE FINANCIAL EMERGENCY" shall mean an unanticipated emergency that is caused by an event beyond the control of the Participant that would result in severe financial hardship to the Participant resulting from (i) a sudden and unexpected illness or accident of the Participant or a dependent of the Participant, (ii) a loss of the Participant's property due to casualty, or
(iii) other such extraordinary and unforeseeable circumstances, all as determined in the sole discretion of the Plan Administrator.

          1.44 "VALUATION DATE" shall mean any date for which the balance to the credit of the Account maintained for a Participant is determined.

          1.45   "VESTED" shall mean nonforfeitable.

          1.46 "YEAR OF SERVICE" shall mean the 12-consecutive month period beginning with a Participant's date of hire by the Company or a Related Employer, or in the case of a Director, the date he or she was appointed to the Board, and each 12-consecutive month period that begins with the anniversary date of the Participant's date of hire or Board appointment.


                                   ARTICLE II
                                   ----------

                         ELIGIBILITY AND PARTICIPATION
                         -----------------------------

          2.1    SELECTION.  Participation in the Plan shall be limited to (i) a
                 ---------
select group of management or highly compensated Employees and (ii) the Directors. From the select group of Employees, the Plan Administrator, in its sole discretion, shall determine those Employees eligible to participate in the Plan. Accordingly, an Employee who, in the opinion of the Plan Administrator based upon its then current guidelines, has contributed significantly to the growth and successful operations of the Company or a Related Employer and who meets any additional criteria for eligibility that the Plan Administrator, in its sole discretion, may adopt from time to time, will be eligible to become a Participant.

          2.2    PARTICIPATION.  Once a selected Employee or Director has filed
                 -------------
with the Plan Administrator (within the time it requires) an executed copy of the Plan Agreement prescribed by the Plan Administrator, the Employee or Director shall become a Participant on the latest of the date set forth in the Plan Agreement, the date on which his or her Plan Agreement is filed with the Plan Administrator or the date upon which a deferral is first credited to his or her Account.


                                  ARTICLE III
                                  -----------

                               DEFERRAL ELECTIONS
                               ------------------

          3.1    CASH DEFERRAL AMOUNT.  A Participant may elect to defer all or
                 --------------------
any part of his or her anticipated Salary, Bonus and Director Fees.

          3.2    ELECTIONS TO DEFER CASH.  In connection with a Participant's
                 -----------------------
commencement of participation in the Plan, the Participant may make a deferral election by delivering to the Plan Administrator a completed and signed Election Form at the same time the Participant files his or her completed and signed Plan Agreement with the Plan Administrator. Thereafter, if the Participant wishes to commence or discontinue making a Deferral, or to change the amount of his or her Deferral, the Participant must file a new Election Form with the Plan Administrator 30 days before the beginning of the (a) Plan Year for changes to the Deferral of a Participant's Bonus, (b) calendar quarter (i.e. January 1, April 1, July 1 or October 1) for changes to the Deferral of a Participant's Salary, or (c) Board meeting or Board committee meeting with respect to which the election is made for changes to the Deferral of Director Fees, which shall supersede any prior Election Form.

          3.3  STOCK GRANTS DEFERRALS.  A Director may elect to defer all or any
               ----------------------
part of his or her anticipated Stock Grants.

          3.4    STOCK GRANTS ELECTIONS.  A Director may commence or discontinue
                 ----------------------
making a Stock Grants deferral, or change the amount of his or her deferral by filing an Election Form with the Plan Administrator prior to any Annual Meeting at which his or her election or reelection to the Board will be considered (at which the Stock Grant would be made), which shall supersede any prior Election Form. Elections to defer Stock Grants shall be effective only with respect to Stock Grants made to a Director following the Effective Date. Notwithstanding anything to the contrary contained in this Section, a Stock Grants deferral and election shall be subject to any additional requirements, such as vesting, imposed by the plan under which the Stock Grant is granted to the Director.

          3.5    OPTION PROFIT DEFERRALS.  A Participant may elect to defer all
                 -----------------------
or any part of his or her Option Profit on the exercise of a Non-Qualified Stock Option, but only if the Participant paid the exercise price of the Non-Qualified Stock Option with Common Stock that, as of the date of exercise, the Participant had held for at least six months.

          3.6    OPTION PROFIT ELECTIONS.  A Participant may make an Option
                 -----------------------
Profit deferral by filing an Election Form with the Plan Administrator at least one year prior to the date the Non-Qualified Stock Option vests. With respect to Non-Qualified Stock Options that are vested as of the Effective Date or will become vested within one year after the Effective Date, a Participant may make an Option Profit deferral within sixty days of the Effective Date. Notwithstanding anything to the contrary contained in this Section, an Option Profit deferral and election shall be subject to any additional requirements imposed by the plan under which the Non-Qualified Stock Option is granted to the Participant.

          3.7    WITHHOLDING OF DEFERRAL AMOUNTS.  A Participant's deferrals
                 -------------------------------
shall be withheld as specified in the Participant's Election Form, subject to any rules established by the Plan Administrator limiting or prescribing how deferrals are to be withheld, such as rules requiring that deferrals first be made out of commission or incentive compensation.

          3.8    IRREVOCABLE ELECTIONS.  Except as provided in Section 3.9, any
                 ---------------------
election by a Participant pursuant to Section 3.1 shall be irrevocable for any Plan Year or Annual Meeting Year once the Plan Year or Annual Meeting Year has begun. Any deferral election will continue until revoked or modified in a writing delivered by the Participant to the Plan Administrator, which revocation or modification shall only apply to compensation payable to the Participant after the end of the Plan Year or Annual Meeting Year in which such election is delivered to the Plan Administrator. Except as provided in Section 3.9, any election by a Participant made pursuant to Sections 3.3 and 3.5 shall be irrevocable.

          3.9    UNFORESEEABLE FINANCIAL EMERGENCY.  If a Participant suffers an
                 ---------------------------------
Unforeseeable Financial Emergency, the Participant will be permitted to revoke his deferral election for the remainder of the Plan Year in which it is determined by the Plan Administrator that the Unforeseeable Financial Emergency has occurred.

          3.10   ELECTION FORMS.  Any election by a Participant under this
                 --------------
Article shall be made on an Election Form (the terms of which are incorporated herein by reference).


                                   ARTICLE IV
                                   ----------

                              COMMON STOCK ACCOUNT
                              --------------------

          4.1    DEFERRAL AMOUNTS.  The amount of deferrals made pursuant to
                 ----------------
Article III which may be credited to the Common Stock Account will be determined in the sole discretion of the Plan Administrator in accordance with Plan Rules it establishes. Unless modified by subsequent Plan Rules, a Participant may elect to defer up to 50% of his or her Bonus (not to exceed $100,000 in any Plan
Year) and a Director may elect to defer up to 100% of his or her Director Fees into the Common Stock Account. Unless modified by subsequent Plan Rules, the entire amount of the Stock Grants and the Option Profit subject to a Participant's deferral election shall be credited to the Common Stock Account.

          4.2    CREDITED AMOUNTS.  The Participant's Common Stock Account will
                 ----------------
be credited with a number of Stock Units equal to the following amounts:

          Bonus the amount of the Bonus deferral divided by the average Fair Market Value on the five business days preceding the date the Participant's Bonus is otherwise payable

          Director    the amount of the Director Fees
          Fees        deferral divided by the Fair Market Value on the five
                      business days preceding the date the Director Fees are otherwise payable

          Stock       the number of shares of Common Stock deferred by a
          Grants      Participant from a Stock Grants award when the shares
                      are otherwise payable (I.E., on the date of vesting)
                                             ----

          Option      the amount of the Option Profit
          Profit      deferral divided by the Fair Market Value on the date of
                      exercise of the Non-Qualified Stock Option

The amounts shall be credited on the date the Bonus, Director Fees, Stock Grants and Option Profit would otherwise be payable to the Participant.

          4.3    IRREVOCABLE CHOICE.  Amounts credited to the Common Stock
                 ------------------
Account will remain in this Account until distribution is made to the Participant or Beneficiary pursuant to this Plan.

          4.4    ELECTIONS BY CERTAIN OFFICERS AND DIRECTORS.  With respect to
                 -------------------------------------------
persons subject to Section 16 of the Exchange Act, and to the extent required by such section, such individuals must make any election under this Article pursuant to an irrevocable election at least six (6) months in advance of the effective date of the transaction.

                                   ARTICLE V
                                   ---------

                         COMPANY MATCHING CONTRIBUTIONS
                         ------------------------------

          5.1    MATCHING CONTRIBUTIONS.  The Company will credit each
                 ----------------------
Participant's Matching Contribution Account with a matching contribution based upon his Salary and Bonus deferrals, as follows:

     PERCENTAGE OF COMPENSATION DEFERRED         MATCHING PERCENTAGE
     -----------------------------------         -------------------

     The first 2% of Salary and                          100%
     Bonus

     The next 2% of Salary                               25%
     and Bonus

          In no event shall a matching contribution be made with respect to a Participant's deferral amount that exceeds 4% of his or her Salary and Bonus.

          5.2    DISCRETIONARY CONTRIBUTIONS.  As of each Plan Year, the Company
                 ---------------------------
may, in its sole discretion, credit a Participant's Discretionary Contribution Account with a discretionary contribution in an amount to be determined by the Company in its sole discretion.

          5.3    LIMITATIONS.  Matching contributions shall not be made on
                 -----------
deferrals of Option Profit, Stock Grants or Director Fees.


                                   ARTICLE VI
                                   ----------

            PARTICIPANT ACCOUNTS AND INVESTMENT OF DEFERRED AMOUNTS
            -------------------------------------------------------

          6.1    DEFERRED COMPENSATION ACCOUNT.  Deferrals pursuant to this Plan
                 -----------------------------
shall be recorded by the Plan Administrator in a Deferred Compensation Account maintained in the name of the Participant. The Deferred Compensation Account shall be credited with all amounts that have been deferred by the Participant during the Plan Year, plus Earnings and such account shall be charged from time to time with all amounts that are distributed to the Participant.

          6.2    COMMON STOCK ACCOUNT.
                 --------------------

          (a) Deferrals made pursuant to Article IV and Sections 3.3, 3.4, 3.5 and 3.6 shall be recorded by the Plan Administrator in the Common Stock Account which shall be invested solely in Stock Units. The Common Stock Account shall be credited with all amounts that have been deferred by the Participant and Earnings thereon. In addition, in the event the Company declares and pays a Dividend, the Common Stock Account shall be credited with a number of Stock Units equal to (a) the amount of the Dividend paid on the number of shares of Common Stock equal to the number of Stock Units in the Participant's Vested Common Stock

Account, divided by (b) the Fair Market Value of the Common Stock on the date the Dividend is declared. Finally, the Common Stock Account shall be charged from time to time with all amounts that are distributed to the Participant.

          (b) In the event of any change in the outstanding shares of Common Stock by reason of an issuance of additional shares, recapitalization, reclassification, reorganization, stock split, reverse stock split, combination of shares, stock dividend or similar transaction, the Committee shall proportionately adjust, in an equitable manner, the number of Stock Units in each Participant's Common Stock Account. The foregoing adjustment shall be made in a manner that will cause the relationship between the aggregate appreciation in outstanding Common Stock and earnings per share of the Company and the increase in value of each Stock Unit in the Common Stock Account to remain unchanged as a result of the applicable transaction.

          6.3    MATCHING CONTRIBUTION ACCOUNT.  Company matching contributions
                 -----------------------------
credited to a Participant pursuant to this Plan shall be recorded by the Plan Administrator in a Matching Contribution Account maintained in the name of the Participant. The Matching Contribution Account shall be credited with all amounts that have been contributed by the Company during the Plan Year and such account shall be charged from time to time with all amounts that are distributed to the Participant.

          6.4    DISCRETIONARY CONTRIBUTION ACCOUNT.  Company discretionary
                 ----------------------------------
contributions, if any, credited to a Participant pursuant to this Plan shall be recorded by the Plan Administrator in a Discretionary Contribution Account maintained in the name of the Participant. The Discretionary Contribution Account shall be credited with all amounts that have been contributed by the Company during the Plan Year and such account shall be charged from time to time with all amounts that are distributed to the Participant.

          6.5    EARNINGS.  A Participant's Account shall be credited with
                 --------
Earnings daily, except that additional Stock Units credited to the Common Stock Account attributable to a Dividend (pursuant to Section 6.2) shall be credited on the date the Dividend is paid.

          6.6    INVESTMENT.  The Plan Administrator may permit a Participant
                 ----------
(or Beneficiary) to have the right to
direct the investment of all or any part of the Trust allocable to his or her Accounts, excluding amounts credited to the Participant's Common Stock Account, provided that such amounts are currently available for investment purposes subject to the Plan Administrator's final determination. Such directions to invest are subject to all of the following:

          (a) All directions to invest must be made in writing, or in accordance with procedures established by the Plan Administrator for telephone direction.

          (b) All directions to invest are limited to investment options selected by the Plan Administrator.

          (c) All directions to invest are subject to the approval of the Plan Administrator.

          (d) All interest and other income earned on investments directed by the Participant shall be accumulated and added to the principal for the Participant's benefit.

          (e) The Plan Administrator and Trustee shall not be responsible for any loss incurred as the result of the Participant's direction to invest.

          6.7    VALUATION OF ACCOUNTS.  As of each Valuation Date, a
                 ---------------------
Participant's Account shall consist of the balance of the Participant's Account as of the last preceding Valuation Date, plus the Participant's deferrals and contributions by the Company credited to the Account, plus Earnings on the Account, minus the amount of any distributions made since the immediately preceding Valuation Date.

          6.8    STATEMENT OF ACCOUNTS.  The Plan Administrator shall submit to
                 ---------------------
each Participant, within ninety (90) days after the close of each Plan Year and at such other time as determined by the Plan Administrator, a statement setting forth the balance to the credit of the Account maintained for a Participant.

                                  ARTICLE VII
                                  -----------

                            IN SERVICE DISTRIBUTIONS
                            ------------------------

          7.1  DISTRIBUTIONS FOR UNFORESEEABLE FINANCIAL EMERGENCIES.  If the
               -----------------------------------------------------
Participant experiences an Unforeseeable Financial Emergency, the Participant may, with the approval of the Plan Administrator, receive a partial or full distribution from the Plan of the Vested amounts in his or her Accounts. The distribution shall not exceed the lesser of the Vested balance then credited to the Participant's Account or the amount reasonably needed to satisfy the Unforeseeable Financial Emergency.

          7.2  WITHDRAWAL ELECTION.  A Participant may at any time elect to
               -------------------
withdraw all of the balance then credited to his or her Account, less a ten (10) percent withdrawal penalty. Thereafter, the Participant shall never again be eligible to participate in the Plan.


                                  ARTICLE VIII
                                  ------------

                                     LOANS
                                     -----

          8.1  LOANS TO PARTICIPANTS
               ---------------------

          (a) The Plan Administrator shall have the investment management discretion to direct the Trustee to loan money to Participants. Each such loan shall be treated as an investment of the borrower's Account. (A former Employee who still has an Account under the Plan or a Beneficiary who is entitled to future benefits because of the death of a Participant, shall not be entitled to borrow from the Plan.)

          (b) The Plan Administrator shall establish Plan Rules governing loan procedures. These Rules may limit the number of loans a Participant may receive, require payment of loan processing fees by the Participant (either directly or out of his or her Vested Account) or establish any other requirements the Plan Administrator determines to be necessary or desirable. A Participant who wishes to borrow money from the Plan shall file a written loan application with the Plan Administrator in accordance with these Plan Rules.
The Plan Administrator, in its sole discretion, shall approve or deny the loan. The Plan Administrator may deny a loan application if it believes that the loan would not be repaid (e.g., if the borrower has failed to repay a
                     - -
prior loan on time) or for any other reason if denial would be in the best interests of the Plan or the Participant. The Plan Administrator shall exercise its discretion in a uniform and nondiscriminatory manner. No loan shall be granted unless the following requirements are met:

                     (i) No more than two loans shall be outstanding at any time;

                    (ii) No loan shall be made if the loan amount, when aggregated with the amount of any outstanding loan, would exceed the lesser of $100,000 or fifty percent of the Vested portion of the Participant's Account, excluding the Participant's Common Stock Account;

                   (iii) The loan shall bear a reasonable rate of interest not in excess of that permitted by law;

                    (iv) Except as otherwise authorized by the Plan Administrator, interest and principal on a loan must be repaid through payroll deduction in installments not less frequently than quarterly over a specified period not to exceed five years (including renewals, extensions and refinancing); and

                     (v) The loan shall be documented by such notes, evidences of indebtedness and other instruments executed by the Participant which the Plan Administrator in its discretion requires.

          (c) Each loan from the Plan shall be secured by the borrowing Participant's interest in the Plan.

          (d) A loan shall be in default if the Participant fails to make any payment when due or if there occurs such other circumstances as may be prescribed by Plan Rule. A loan which is in default shall, at the Plan Administrator's election, become immediately due and payable and shall be subject to the execution provisions of subsection (f).

          (e) If a Participant's Employment terminates or the Plan terminates before he or she has repaid a loan, the loan, at the Plan Administrator's election, shall become immediately due and shall be repaid out of the Participant's Vested Account which secures the loan and that Account shall be reduced accordingly.

          (f) If a Participant's loan is in default for 120 consecutive days and the Participant's Employment has not terminated, the loan shall be satisfied to the extent possible from the Participant's Vested Account which secures the loan and the Account shall be reduced accordingly. In addition, the Participant shall be assessed a penalty of ten (10) percent of the outstanding balance of the defaulted loan as of the date the penalty is assessed. Unless the defaulting Participant satisfies the penalty by paying it directly to the Company, the defaulting Participant's Vested Account shall be reduced by the amount of the penalty, in which case the penalty shall be paid to the Company directly or used to reduce the Company's obligation to make matching contributions under Section 5.1, at the Company's option.


                                   ARTICLE IX
                                   ----------

               DISTRIBUTIONS FOLLOWING TERMINATION OF EMPLOYMENT
               -------------------------------------------------

          9.1    DISTRIBUTION.  Upon Termination of Employment, a Participant's
                 ------------
Vested Account shall be distributed in accordance with this Article.

          9.2    ELECTIONS.  A Participant, on his or her initial Election Form,
                 ---------
shall elect to receive distributions following Termination of Employment in a lump sum or in installment payments, not more frequently than quarterly, over a period of not more than ten years. A Participant may change this election on any subsequent Election Form filed at least one (1) year prior to the Participant's Termination of Employment; if made within one (1) year of Termination of Employment, such a new election shall be invalid.

          9.3    TIME FOR PAYMENT.  The lump sum payment shall be made, or
                 ----------------
installment payments shall commence, no later than sixty (60) days after the Participant's Termination of Employment and any annual payment thereafter shall be made during each subsequent January. If installment payments are being made, the first benefit payment to a Participant shall be prorated by multiplying it by a fraction, the numerator of which is the number of days which remain in the calendar year following the Participant's Termination of Employment and the denominator of which is three hundred sixty-five (365).

          9.4    SMALL PAYMENTS.  The minimum annual installment payment shall
                 --------------
be $5,000 (before withholding of
taxes). If annual installment payments to a Participant would be less than this amount, the Participant's Account shall be distributed over the longest installment period available under Section 9.2 under which the annual payment would be at least $5,000 (before withholding of taxes) or, if no such period exists, in a lump sum.

          9.5    CASHOUT OF INSTALLMENT PAYMENTS.  A Participant who has elected
                 -------------------------------
to receive installment payments may, at the time installments are to commence or thereafter, elect to receive, in lieu of any future installment payments, a lump sum payment of the balance then credited to his or her Account, less a ten (10) percent early withdrawal penalty. The ten (10) percent early withdrawal penalty shall be used to reduce the Company's obligation to make matching contributions under Section 5.1.

          9.6    FORM OF PAYMENT.  All payments made pursuant to this Article
                 ---------------
shall be made in cash, except that distributions made from the Common Stock Account shall be made in Common Stock.

          9.7    RESTRICTIONS ON COMMON STOCK.  Common Stock distributions
                 ----------------------------
pursuant to this Article shall only be distributed to a Participant upon delivery to the Company of such representations and warranties as the Company deems necessary or advisable with respect to the investment intent of the Participant as required by the Securities Act of 1933, as amended, and any other federal or state securities laws. The Company shall not be required to distribute shares of Common Stock to a Participant before such shares become listed for trading on any stock exchange on which the Common Stock may then be listed, if any, and the completion of such registration or other qualification of such shares under any state or federal law, rule or regulation, as the Plan Administrator shall determine to be necessary or advisable.


                                   ARTICLE X
                                   ---------

                         DISTRIBUTIONS FOLLOWING DEATH
                         -----------------------------


          10.1   DEATH WHILE EMPLOYED BY EMPLOYER GROUP.  If a Participant dies
                 --------------------------------------
while employed by the Company or a Related Employer, the Participant's Beneficiary shall receive the Participant's Account in the form of death benefit payments elected by the Participant on his or her last Election Form. The Participant may elect to have such payments made in a lump sum or in installment payments over a period of not more than ten years. The minimum annual installment payment shall be $5,000 (before withholding of taxes). If annual installment payments to a Beneficiary would be less than this amount, the Participant's Account shall be distributed over the longest installment period available under this Section under which the annual payment would be at least $5,000 (before withholding of taxes) or, if no such period exists, in a lump sum. Death benefit payments shall commence within sixty (60) days after the date the Plan Administrator is provided with proof of the Participant's death satisfactory to it.

          10.2   DEATH AFTER TERMINATION OF EMPLOYMENT.  If a Participant dies
                 -------------------------------------
after Termination of Employment but before his or her Account has been fully distributed, unpaid amounts due under Article 9 shall be paid to the Participant's Beneficiary in the same amount and at the same time as they would have been paid to the Participant.

          10.3   LUMP SUM ELECTION.  While a Beneficiary may not select the
                 -----------------
manner of payment, if requested by a Beneficiary and allowed in the sole discretion of the Plan Administrator, the Beneficiary shall be paid a lump sum calculated in accordance with Section 9.5 but without the ten (10) percent early withdrawal penalty.

          10.4   FORM OF PAYMENT.  All payments made pursuant to this Article
                 ---------------
shall be made in cash, except that distributions made from the Common Stock Account shall be made in Common Stock.

          10.5   RESTRICTIONS ON COMMON STOCK.  Common Stock distributions
                 ----------------------------
pursuant to this Article shall only be distributed to a Participant upon delivery to the Company of such representations and warranties as the Company deems necessary or advisable with respect to the investment intent of the Participant as required by the Securities Act of 1933, as amended, and any other federal or state securities laws. The Company shall not be required to distribute shares of Common Stock to a Participant before such shares become listed for trading on any stock exchange on which the Common Stock may then be listed, if any, and the completion of such registration or other qualification of such shares under any state or federal law, rule or regulation, as the Plan Administrator shall determine to be necessary or advisable.

                                  ARTICLE XI
                                  ----------

                            BENEFICIARY DESIGNATION
                            -----------------------

          11.1   BENEFICIARY.  Each Participant shall have the right, at any
                 -----------
time, to designate his or her Beneficiary (both primary as well as contingent) to receive any benefits payable under the Plan to a beneficiary upon the death of a Participant. The Beneficiary designated under this Plan may be the same as or different from the beneficiary designated under any other plan in which the Participant participates.

          11.2   BENEFICIARY DESIGNATION; CHANGE; SPOUSAL CONSENT.  A
                 ------------------------------------------------
Participant shall designate his or her Beneficiary by completing and signing the Beneficiary Designation Form, and returning it to the Plan Administrator or its designated agent. A Participant shall have the right to change a Beneficiary by completing and signing a new Beneficiary Designation Form, or such other form approved by the Plan Administrator, and filing it with the Plan Administrator. If the Participant names someone other than his or her spouse as a Beneficiary, a spousal consent, in the form designated by the Plan Administrator, must be signed by that Participant's spouse and returned to the Plan Administrator.
Upon the acceptance by the Plan Administrator of a new Beneficiary Designation Form, all Beneficiary designations previously filed shall be canceled. The Plan Administrator shall be entitled to rely on the last Beneficiary Designation Form filed by the Participant and accepted by the Plan Administrator prior to his or her death.

          11.3   NO BENEFICIARY DESIGNATION.  If a Participant fails to
                 --------------------------
designate a Beneficiary as provided in Sections 11.1 and 11.2 above or, if all designated Beneficiaries predecease the Participant or die prior to complete distribution of the Participant's benefits, then the Participant's designated Beneficiary shall be deemed to be his or her surviving spouse or, if none the Participant's estate.

          11.4   DOUBT AS TO BENEFICIARY.  If the Plan Administrator has any
                 -----------------------
doubt as to the proper Beneficiary to receive payments pursuant to this Plan, the Plan Administrator shall have the right, exercisable in its discretion, to withhold such payments until this matter is resolved to the Plan Administrator's satisfaction.

                                  ARTICLE XII
                                  -----------

                                    VESTING
                                    -------

          12.1   VESTING SCHEDULES.  A Participant shall become vested in his or
                 -----------------
her Accounts in accordance with the Vesting Schedules described in this Article.

          12.2   DEFERRED COMPENSATION ACCOUNT.  All Deferred Compensation
                 -----------------------------
Common Stock Accounts shall be fully Vested at all times.

          12.3   VESTING SCHEDULE FOR PRE-JANUARY 1, 1997 ADDITIONS TO THE
                 ---------------------------------------------------------
MATCHING CONTRIBUTION AND DISCRETIONARY CONTRIBUTION ACCOUNTS.  The Vested
- - -------------------------------------------------------------
portion of a Participant's Matching Contribution and Discretionary Contribution Accounts with respect to additions made to these accounts prior to January 1, 1997 shall be the percentage of such Account shown on the following table:

                        YEARS OF SERVICE    VESTED PERCENTAGE
                        -------------------  ------------------
                        Less than one year                   0%
                                         1                  25%
                        2 (or more)                        100%

          12.4  VESTING SCHEDULE FOR ADDITIONS TO THE
                -------------------------------------
MATCHING CONTRIBUTION AND DISCRETIONARY CONTRIBUTION ACCOUNTS ON OR AFTER
- - -------------------------------------------------------------------------
JANUARY 1, 1997. The Vested portion of a Participant's Matching Contribution and
- - ----------------
Discretionary Contribution Accounts with respect to additions made to these accounts on or after January 1, 1997 shall be the percentage of such Account shown on the following table:

                        YEARS OF SERVICE    VESTED PERCENTAGE
                        ------------------   -----------------
                        Less than one year                   0%
                                         1                  20%
                                         2                  40%
                                         3                  60%
                                         4                  80%
                                         5 (or more)       100%


          12.5   ACCELERATED VESTING.  A Participant's Matching Contribution and
                 -------------------
Discretionary Contribution Accounts shall become fully Vested upon the earliest to occur of:

                 (a) the individual's attaining Normal Retirement Age while employed by the Company or a Related Employer,

                 (b) the individual's death (or presumed death) while employed by the Company or a Related Employer,

                 (c) the individual's suffering a Disability while employed by the Company or a Related Employer, and

                 (d) the individual's Termination of Employment other than for Cause during the two (2) years following a Change in Control.

          12.6   FORFEITURES UPON TERMINATION OF EMPLOYMENT.  The unvested
                 ------------------------------------------
portion of the Accounts of a Participant whose employment terminates shall be forfeited on the date of his or her Termination of Employment. Forfeitures shall be used to reduce the Company's obligation to make matching contributions under Section 5.1.


                                  ARTICLE XIII
                                  ------------

                                 ADMINISTRATION
                                 --------------

          13.1   PLAN ADMINISTRATOR.  Except as provided in Section 15.6, the
                 ------------------
Plan Administrator shall have complete control and discretion to manage the operation and administration of the Plan. Not in limitation, but in amplification of the foregoing, the Plan Administrator shall have the following powers:

                 (a) To determine all questions relating to the eligibility of Employees to participate or continue to participate;

                 (b) To maintain all records and books of account necessary for the administration of the Plan;

                 (c) To interpret the provisions of the Plan and to make and to publish such interpretive or procedural rules as are not inconsistent with the Plan and applicable law;

                 (d) To compute, certify and arrange for the payment of benefits to which any Participant or beneficiary is entitled;

                 (e) To process claims for benefits under the Plan by Participants or beneficiaries;

                 (f) To engage agents and professionals to assist the Plan Administrator in carrying out its duties under this Plan;

                 (g) To adopt or modify Plan Rules for the regulation or application of the Plan (see Exhibit E); such Rules may establish administrative procedures or requirements which modify the terms of this Plan but Plan Rules shall not substantially alter significant requirements or provisions of the Plan; and

                 (h) To develop and maintain such instruments as may be deemed necessary from time to time by the Plan Administrator to facilitate payment of benefits under the Plan.

          13.2   COMMITTEE.  The Plan Administrator may designate a committee to
                 ---------
administer the Plan and perform the duties required of the Plan Administrator hereunder.

          13.3   PLAN ADMINISTRATOR'S AUTHORITY.  The Plan Administrator may
                 ------------------------------
consult with Company officers, legal and financial advisers to the Company and others, but nevertheless the Plan Administrator shall have the full authority and discretion to act, and the Plan Administrator's actions shall be final and conclusive on all parties.


                                  ARTICLE XIV
                                  -----------

                           AMENDMENT AND TERMINATION
                           -------------------------

          14.1   AMENDMENTS.  The Company reserves the right to amend the Plan
                 ----------
prospectively or retroactively, at any time. No amendment shall significantly reduce the value of a Participant's Vested Account prior to such amendment.

          14.2   TERMINATION OF PLAN.  The Company shall have the right at any
                 -------------------
time to declare the Plan terminated completely as to it or as to any of its divisions, facilities, operational units or job classifications. Upon termination of the Plan, the Company may, but shall not be required, to accelerate distribution of the amounts in each Participant's Vested Account.

          14.3  FOLLOWING A CHANGE IN CONTROL.  Upon the occurrence of a Change
                -----------------------------
in Control, this Plan no longer shall be subject to alteration, amendment, change, suspension, substitution, deletion, revocation or termination in any manner adverse to the Participants and Beneficiaries. In addition, if required by the terms of a Trust, upon a potential change in control (as defined in such Trust), the Company shall cause a number of shares of Common Stock to be registered in the name of the Trust equal to the aggregate number of Stock Units held in all Participant Accounts under the Plan. Further, for each Participant's Common Stock Account, the number of Stock Units shall be converted to an equal number of shares of Common Stock, with fractional Stock Units being converted to cash.


                                   ARTICLE XV
                                   ----------

                               CLAIMS PROCEDURES
                               -----------------

          15.1   PRESENTATION OF CLAIM.  If any person (a "Claimant") does not
                 ---------------------
believe that he or she will receive the benefits to which the person is entitled or believes that fiduciaries of the Plan have breached their duties or that the Plan is not being operated properly or that his or her legal rights have been or are being violated with respect to the Plan, the Claimant must file a formal claim with the Plan Administrator under the procedures set forth in this Article. The procedures in this Article shall apply to all claims that any person has with respect to the Plan, including claims against fiduciaries and former fiduciaries, unless the Plan Administrator determines, in its sole discretion, that it does not have the power to grant, in substance, all relief reasonably being sought by the Claimant. A claims official appointed by the Plan Administrator shall, within a reasonable time, consider the claim and shall issue his or her determination thereon in writing. If such a claim relates to the contents of a notice received by the Claimant, the claim must be made within sixty (60) days after such notice was received by the Claimant. All other claims must be made within one hundred-eighty (180) days of the date on which the event that caused the claim to arise occurred. The claim must state with particularity the determination desired by the Claimant.

          15.2   NOTIFICATION OF DECISION.  Written notice of the disposition of
                 ------------------------
a claim shall be furnished to the Claimant within thirty (30) days after the claim is filed with the Plan Administrator. In the event the claim is denied, the reasons for the denial shall be specifically set forth in writing, pertinent provisions of the Plan shall be cited and, where appropriate, an explanation as to how the claim can be perfected will be provided.

          15.3   REVIEW OF A DENIED CLAIM.  Within ninety (90) days after
                 ------------------------
receiving a notice from the Plan Administrator that a claim has been denied in whole or in part, a Claimant may appeal the denial of his or her claim by filing a written statement of the Claimant's position with the review official designated by the Plan Administrator. The review official shall schedule and give the Claimant an opportunity for a full and fair hearing before the review official of the issue within thirty (30) days after the appeal is requested.
The review official's decision following such hearing shall be made within thirty (30) days and shall be communicated in writing to the Claimant.

          15.4   ARBITRATION.  If a Claimant's claim described in Section 15.1
                 -----------
(an "Arbitrable Dispute") is denied pursuant to Section 15.3, the Claimant's only further recourse shall be to submit the claim to final and binding arbitration in the County of Pinellas, State of Florida, before an experienced employment arbitrator selected in accordance with the Employment Dispute Resolution Rules of the American Arbitration Association. Except as otherwise provided in Section 16.11, each party shall pay the fees of their respective attorneys, the expenses of their witnesses and any other expenses connected with the arbitration, but all other costs of the arbitration, including the fees of the arbitrator, cost of any record or transcript of the arbitration, administrative fees and other fees and costs shall be paid in equal shares by each party (or, if applicable, each group of parties) to the arbitration.
Except as otherwise provided in Section 16.11, in any dispute involving a Claimant or the trustee of a Trust in which the Claimant or the trustee prevails, the Company shall reimburse the Claimant's or the trustee's reasonable attorneys fees and related expenses. Arbitration in this manner shall be the exclusive remedy for any Arbitrable Dispute. The arbitrator's decision or award shall be fully enforceable and subject to an entry of judgement by a court of competent jurisdiction. Should any party attempt to resolve an Arbitrable Dispute by any method other than arbitration pursuant to this Section, the responding party shall be entitled to recover from the initiating party all damages, expenses and attorneys fees incurred as a result.

          15.5  LEGAL ACTION.  Prior to a Change in Control, except to enforce
                ------------
an arbitrator's award, no actions may be brought by a Claimant in any court with respect to an Arbitrable Dispute.

          15.6   FOLLOWING A CHANGE IN CONTROL.  Upon the occurrence of a Change
                 -----------------------------
in Control, an independent party selected by the Committee prior to a Change in Control shall assume all duties and responsibilities of the Plan Administrator under this Article and actions may be brought by a Claimant in any appropriate court with respect to an Arbitrable Dispute.


                                  ARTICLE XVI
                                  -----------

                                     TRUST
                                     -----

          16.1   ESTABLISHMENT OF TRUST.  The Company may establish a Trust and
                 ----------------------
shall at least annually transfer over to the Trust such assets, if any, as the Plan Administrator, in its sole discretion, determines to be appropriate. The assets of the Trust shall be considered part of the general assets of the Company subject to the claims of its general creditors.

          16.2   INTERRELATIONSHIP OF THE PLAN AND THE TRUST.  The provisions of
                 -------------------------------------------
the Plan and the Plan Agreement shall govern the rights of a Participant to receive distributions pursuant to the Plan. The provisions of any Trust shall govern the rights of the Participant and the creditors of the Company to the assets transferred to such Trust. The Company shall at all times remain liable to carry out its obligations under the Plan. The Company's obligations under the Plan shall be deemed satisfied to the extent met with assets distributed pursuant to the terms of the Trust.


                                  ARTICLE XVII
                                  ------------

                                 MISCELLANEOUS
                                 -------------

          17.1   UNSECURED GENERAL CREDITOR/UNFUNDED PLAN.  The Plan constitutes
                 ----------------------------------------
an unsecured promise by the Company or a Related Employer to pay benefits in the future and the Participants employed by the Company shall have the status of general unsecured creditors of the Company and Participants employed by a Related Employer. The Plan is unfunded for Federal tax purposes and for purposes of Title I of ERISA. All amounts credited to the Participants' accounts will remain the general assets of the Company and shall remain subject to the claims of the Company's and the Related Employers' general creditors until such amounts are distributed to the Participants.

          17.2   PAYMENTS TO MINORS AND INCOMPETENTS.  If the Plan Administrator
                 -----------------------------------
receives satisfactory evidence that a person who is entitled to receive any benefit under the Plan, at the time such benefit becomes available, is a minor or is physically unable or mentally incompetent to receive such benefit and to give a valid release therefor, and that another person or an institution is then maintaining or has custody of such person, and that no guardian committee, or other representative of the estate of such person shall have been duly appointed, the Plan Administrator may authorize payment of such benefit otherwise payable to such person to such other person or institution; and the release of such other person or institution shall be a valid and complete discharge for the payment of such benefit.

          17.3   PLAN NOT A CONTRACT OF EMPLOYMENT.  The Plan shall not be
                 ---------------------------------
deemed to constitute a contract between the Company and any Participant, nor to be consideration for the employment of any Participant. Nothing in the Plan shall give a Participant the right to be retained in the employ of the Company; all Participants shall remain subject to discharge or discipline as Employees to the same extent as if the Plan had not been adopted.

          17.4   NO INTEREST IN ASSETS.  Nothing contained in the Plan shall be
                 ---------------------
deemed to give any Participant any equity or other interest in the assets, business or affairs of the Company or a Related Employer. No Participant in the Plan shall have a security interest in assets of the Company used to make contributions or pay benefits.

          17.5   RECORDKEEPING.  Appropriate records shall be maintained for the
                 -------------
purpose of the Plan by the officers and Employees of the Company at the Company's expense and subject to the supervision and control of the Plan Administrator.

          17.6   NOTICE.  Any notice or filing required or permitted to be given
                 ------
to the Plan Administrator under this Plan shall be sufficient if in writing and hand-delivered, or sent by registered or certified mail or by telefax (with a hard copy sent by mail), to the address or telefax number shown below (or such other address or telefax number specified in notice given pursuant to this Section):

          Chief Financial Officer
          Catalina Marketing Corporation
          11300 9th Street North
          St. Petersburg, Florida  33716

          Telefax:  813-579-5297

Such notice shall be deemed given as of the date of delivery or, if delivery is made by mail, as of the date shown on the postmark on the receipt for registration or certification. Any notice or filing required or permitted to be given to a Participant under this Plan shall be sufficient if in writing and hand-delivered, or sent by mail, to the last known address of the Participant.

          17.7   SUCCESSORS.  The provisions of this Plan shall bind and inure
                 ----------
to the benefit of the Company and its successors and assigns and the Participant, his or her Beneficiary and their permitted successors and assigns.

          17.8   SPOUSE'S INTEREST.  The interest in the benefits hereunder of a
                 -----------------
spouse of a Participant who has predeceased the Participant shall automatically pass to the Participant and shall not be transferable by such spouse in any manner, including but not limited to such spouse's will, nor shall such interest pass under the laws of intestate succession.

          17.9   TAXES AND WITHHOLDING.  For each Plan Year in which Deferrals
                 ---------------------
are being withheld, the Company shall ratably withhold from that portion of the Participant's Salary and Bonus that is not being deferred, the Participant's share of FICA and other employment taxes on the deferral. If necessary, the Plan Administrator shall reduce a Participant's Deferrals in order to comply with this Section. The Company (or the trustee of the Trust) shall withhold from benefits distributed under the Plan all federal, state and local income, employment and other taxes required to be withheld by applicable law.

          17.10  LEGAL FEES TO ENFORCE RIGHTS AFTER CHANGE IN CONTROL.  After a
                 ----------------------------------------------------
Change in Control, if any person or entity has failed to comply (or is threatening not to comply) with any of its obligations under the Plan, any Trust or any related agreement, or takes or threatens to take any action to deny, diminish or to recover from any

Participant the benefits intended to be provided thereunder, the Company shall reimburse the Participant for reasonable attorneys fees and related costs incurred in the successful pursuance or defense of the Participant's rights. If the Participant does not prevail, attorneys fees shall also be payable under the preceding sentence to the extent the Participant had reasonable justification for retaining counsel, but only to the extent that the scope of such representation was reasonable.

          17.11  COURT ORDER.  The Plan Administrator is authorized to make any
                 -----------
payments directed by court order in any action in which the Plan or the Plan Administrator has been named as a party.

          17.12  FURNISHING INFORMATION.  A Participant will cooperate with the
                 ----------------------
Company by furnishing any and all information requested by the Company and take such other actions as may be requested in order to facilitate the administration of the Plan and the payment of benefits hereunder, including but not limited to taking such physical examinations as the Company may deem necessary.

          17.13  NON-ALIENATION OF BENEFITS.  No benefit under the Plan shall be
                 --------------------------
subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance or charge, and any attempt to do so shall be void. No benefit under the Plan shall in any manner be liable for or subject to the debts, contracts, liabilities, engagements or torts of the person entitled to any such benefit, except as specifically provided in the Plan, then such benefits shall cease and terminate at the discretion of the Plan Administrator. The Plan Administrator may then hold or apply the same or any part thereof to or for the benefit of such person or any dependent or beneficiary of such person in such manner and proportions as it shall deem proper.

          17.14  GOVERNING LAW.  Except to the extent preempted by ERISA, this
                 -------------
Plan shall be construed in accordance with the laws of Florida without regard to its conflicts of laws principles.

          17.15  SECTION 16.  With respect to persons subject to Section 16 of
                 ----------
the Exchange Act, transactions under this Plan are intended to comply with all applicable conditions of Rule 16b-3 or its successors under the Exchange Act. To the extent any provision under the Plan or action by the Committee fails to so comply, it shall be deemed null and void to the extent permitted by law and deemed advisable by the Committee.

          17.16  LIABILITY LIMITED.  In administering the Plan neither the Plan
                 -----------------
Administrator nor any officer, Director or Employee thereof, shall be liable for any act or omission performed or omitted, as the case may be, by such person with respect to the Plan; provided, that the foregoing shall not relieve any person of liability for gross negligence, fraud or bad faith. The Plan Administrator, its officers, Directors and Employees shall be entitled to rely conclusively on all tables, valuations, certificates, opinions and reports that shall be furnished by any actuary, accountant, trustee, insurance company, consultant, counsel or other expert who shall be employed or engaged by the Plan Administrator in good faith.

          IN WITNESS WHEREOF, the Company has caused this amended and restated Plan to be executed by its duly authorized officers on this _____ day of __________________, 1996.

                           CATALINA MARKETING CORPORATION


                           By___________________________